Exhibit 99.1

For immediate release
May 14, 2021
Star Equity Holdings, Inc. Announces 2021 First Quarter Financial Results
Sale of assets substantially improved balance sheet
Construction revenue grew 65%
Old Greenwich, CT. - Star Equity Holdings, Inc. (Nasdaq: STRR; STRRP) (“Star” or the “Company”), a diversified, multi-industry holding company with three business divisions, Healthcare, Construction, and Investments, reported today its financial results for the first quarter (Q1) ended March 31, 2021.
During Q1 2021, the Company completed the sale of its DMS Health Technologies, Inc. (“DMS Health”) business unit for $18.75 million and the sale of another small business for $1.4 million. Financial results for both the Q1 2021 and 2020 reporting periods relate to continuing operations, which encompass Healthcare (Diagnostic Services and Diagnostic Imaging), Construction, and Investments.
Q1 2021 Financial Highlights vs. Q1 2020 (unaudited)*
•Total revenues from continuing operations increased 16.5% to $22.4 million from $19.2 million
•Gross profit from continuing operations decreased to $3.1 million from $3.2 million
•Net loss from continuing operations was $0.6 million (or $0.12 per basic and diluted share) compared to a net loss from continuing operations of $2.4 million (or $1.15 per basic and diluted share) *
•Non-GAAP adjusted EBITDA from continuing operations decreased to $(0.9) million from $(0.5) million
•As of March 31, 2021, cash and cash equivalents and restricted cash increased to $13.3 million from $1.6 million and net debt decreased to $3.5 million from $20.4 million

* On May 28, 2020, Star completed a public offering through in which the Company issued and sold 2,225,000 shares of its common stock and 2,225,000 warrants to purchase up to 1,112,500 additional shares of common stock. As of March 31, 2021, 0.9 million of these warrants had been exercised for the issuance of an additional 0.5 million shares of our common stock at an exercise price of $2.25. Per share amounts for Q1 2021 period, reflect the new share count.
Jeff Eberwein, Executive Chairman of Star, noted, “In Q1 2021, our Healthcare division continued to be impacted by the COVID-19 pandemic with revenue declining slightly versus the prior year quarter. Activity levels continue to rebound toward pre-COVID levels. Our Construction division grew revenue by 65% with much of the growth attributable to significantly increased output at our KBS business. Gross margin percentage at our Construction division declined as a consequence of rising raw materials prices, but is expected to return to more normal levels in the coming quarters.”
Mr. Eberwein continued, “The asset sales completed in Q1 2021 substantially improved our balance sheet and liquidity position with net debt decreasing from $20.4 million a year ago to $3.5 million at the end of Q1 2021. We are now better positioned to fund high-return internal growth investments and pursue acquisitions, which could be bolt-ons in Healthcare or Construction or entry into a new business sector.”

Revenues

The Company’s total Q1 2021 revenues from continuing operations increased 16.5% to $22.4 million from $19.2 million in the first quarter of the prior year.

Revenues in $ thousands	Q1 2021	Q1 2020	% change
Healthcare	$13,307	$13,675	(2.7)%
Construction	9,047	5,484	65.0%
Investments	—	31	(100.0)%
Total Revenues	$22,354	$19,190	16.5%

Although Q1 2021 revenues for the Healthcare division decreased slightly from Q1 2020, this division has largely recovered from the COVID pandemic related downturn and is now performing at near pre-pandemic levels. Doctor offices have reopened but are not yet operating at full capacity. As state-by-state vaccination levels increase, we expect volumes to increase and our operations fully return to normal levels later this year.

The increase in revenues for the Construction division was mainly due to higher production levels at KBS, with $2.7 million in revenue recognized on a large commercial project.

Gross Profit

Gross profit in $ thousands	Q1 2021	Q1 2020	% change
Healthcare	$2,598	$2,874	(9.6)%
Healthcare gross margin	19.5%	21.0%	(1.5)%
Construction	544	403	35.0%
Construction gross margin	6.0%	7.3%	(1.3)%
Investments	(65)	(34)	91.2%
Total gross profit	$3,077	$3,243	(5.1)%
Total gross margin	13.8%	16.9%

Q1 2021 gross profit for the Healthcare division decreased by 9.6% from the prior year’s quarter due to the continued impact of the COVID-19 pandemic. Although revenues only decreased by 2.7%, gross profit declined by a higher percentage because some costs remained fairly constant such as employee costs, insurance, workers compensation, rents, utilities, and repairs and maintenance.

Q1 2021 gross profit for the Construction division increased by 35.0% from the prior year’s quarter due to increased production activity from recently won commercial projects. Gross margin percentage in Q1 2021 was adversely impacted by a rise in raw materials prices. We increased prices at the beginning of 2021 to offset these higher input costs, and our backlog remains very strong. We expect gross margins in Construction to improve over time.
Operating Expenses
Q1 2021 sales, general and administrative (SG&A) expenses increased by 3.9%, or $0.2 million from the prior year period, primarily due to a $0.3 million increase in the Construction business as a result of increased commissions and headcount, offset by $0.1 million reduced travel expense in the Healthcare division.
Non-GAAP Adjusted EBITDA
Q1 2021 non-GAAP adjusted EBITDA from continuing operations decreased to negative $0.9 million from negative $0.5 million in the same quarter of the prior year due to a rise in raw materials prices in Construction and decrease in gross profit due to the continued impact of the COVID-19 pandemic in Healthcare.
Net Loss
Q1 2021 net loss from continuing operations was $0.6 million, or $0.12 per basic and diluted share, compared to net loss of $2.4 million, or $1.15 per basic and diluted share, in the same period in the prior year. Q1 2021 non-GAAP adjusted net loss from continuing operations was $1.7 million, or $0.35 per basic and diluted share, compared to adjusted net loss from continuing operations of $1.3 million, or $0.65 per basic and diluted share, in the prior year period.
Operating cash flow
Q1 2021 cash flow from operations was an outflow of $2.2 million, compared to an inflow of $0.6 million for the same period in the prior year due to increased investment in working capital to fund the revenue growth in the Construction division.
Conference Call Information
A conference call is scheduled for 10:00 a.m. ET (7:00 a.m. PT) on May 14, 2021 to discuss the results and management’s outlook. The call may be accessed by dialing 1-877-407-9039 (international callers: +1-201-689-8470) five minutes prior to the scheduled start time and referencing Star. A simultaneous webcast of the call may be accessed online from the Events & Presentations link on the Investor Relations page at starequity.com/events-and-presentations/presentations; an archived replay of the webcast will be available within 15 minutes of the end of the conference call.

If you have any questions, either prior to or after our scheduled Earnings Conference call, please e-mail admin@starequity.com or lcati@equityny.com.

Use of Non-GAAP Financial Measures by Star Equity Holdings, Inc.

This release presents the non-GAAP financial measures “adjusted net income (loss),” “adjusted net income (loss) per basic and diluted share,” “adjusted cash earnings per share”, and “adjusted EBITDA from continuing operations.” The most directly comparable measure for these non-GAAP financial measures are “net income and basic and diluted net income per share”, and “cash flows from operating activities”. The Company has included below unaudited adjusted financial information, which presents the Company’s results of operations after excluding acquired intangible asset amortization, one time transaction costs, financing costs, gain or loss from the early retirement of debt, litigation costs, COVID-19 protection equipment, unrealized gain (loss) on available-for-sale securities, non-recurring gain on disposals, non-recurring costs related to sales and use tax and income tax adjustments. Further excluded in the measure of adjusted EBITDA are interest, taxes, depreciation, amortization, and stock-based compensation.

A discussion of the reasons why management believes that the presentation of non-GAAP financial measures provides useful information to investors regarding Star’s financial condition and results of operations is included as Exhibit 99.2 to Star’s report on Form 8-K filed with the Securities and Exchange Commission on May 14, 2021.
About Star Equity Holdings, Inc.
Star Equity Holdings, Inc. is a diversified holding entity with three divisions: Healthcare, Construction, and Investments.
Healthcare
Our Healthcare division designs, manufactures, and distributes diagnostic medical imaging products and provides mobile imaging services. Our Healthcare division operates in two businesses: (i) diagnostic services and (i) diagnostic imaging. The diagnostic services business offers imaging services to healthcare providers as an outsourced alternative to purchasing and operating their own equipment. The diagnostic imaging business develops, sells, and maintains solid-state gamma cameras.
Construction
Our Construction division manufactures modular housing units for commercial and residential real estate projects and operates in two businesses: (i) modular building manufacturing and (ii) structural wall panel and wood foundation manufacturing, including building supply distribution operations for professional builders.
Investments
Our Investments division manages and finances the Company’s real estate assets and investments.

Forward-Looking Statements

“Safe Harbor” Statement under the Private Securities Litigation Reform Act of 1995: This release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. All statements in this release that are not statements of historical fact are hereby identified as “forward-looking statements” for the purpose of the safe harbor provided by Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Forward-looking Statements include, without limitation, statements regarding (i) the plans and objectives of management for future operations, including plans or objectives relating to acquisitions and related integration, development of commercially viable products, novel technologies, and modern applicable services, (ii) projections of income (including income/loss), EBITDA, earnings (including earnings/loss) per share, free cash flow (FCF), capital expenditures, cost reductions, capital structure or other financial items, (iii) the future financial performance of the Company or acquisition targets and (iv) the assumptions underlying or relating to any statement described above. Moreover, forward-looking statements necessarily involve assumptions on the Company’s part. These forward-looking statements generally are identified by the words “believe”, “expect”, “anticipate”, “estimate”, “project”, “intend”, “plan”, “should”, “may”, “will”, “would”, “will be”, “will continue” or similar expressions. Such forward-looking statements are not meant to predict or guarantee actual results, performance, events or circumstances and may not be realized because they are based upon the Company's current projections, plans, objectives, beliefs, expectations, estimates and assumptions and are subject to a number of risks and uncertainties and other influences, many of which the Company has no control over. Actual results and the timing of certain events and circumstances may differ materially from those described above as a result of these risks and uncertainties. Factors that may influence or contribute to the inaccuracy of forward-looking statements or cause actual results to differ materially from expected or desired results may include, without limitation, the substantial amount of debt of the Company and the Company’s ability to repay or refinance it or incur additional debt in the future; the Company’s need for a significant amount of cash to service and repay the debt and to pay dividends on the Company’s preferred stock; the restrictions contained in the debt agreements that limit the discretion of management in operating the business; legal, regulatory, political and economic risks in markets and public health crises that reduce economic activity and cause restrictions on operations (including the recent coronavirus COVID-19 outbreak); the length of time associated with servicing customers; losses of significant contracts or failure to get potential contracts being discussed; disruptions in the relationship with third party vendors; accounts receivable turnover; insufficient cash flows and resulting lack of liquidity; the Company's inability to expand the Company's business; unfavorable changes in the extensive governmental legislation and regulations governing healthcare providers and the provision of healthcare services and the competitive impact of such changes (including unfavorable changes to reimbursement policies); high costs of regulatory compliance; the liability and compliance costs regarding environmental regulations; the underlying condition of the technology support industry; the lack of product diversification; development and introduction of new technologies and intense competition in the healthcare industry; existing or increased competition; risks to the price and volatility of the Company’s common stock and preferred stock; stock volatility and in liquidity; risks to preferred stockholders of not receiving dividends and risks to the Company’s ability to pursue growth opportunities if the Company continues to pay dividends according to the terms of the Company’s preferred stock; the Company’s ability to execute on its business strategy (including any cost reduction plans); the Company’s failure to realize expected benefits of restructuring and cost-cutting actions; the Company’s ability to preserve and monetize its net operating losses; risks associated with the Company’s possible pursuit of acquisitions; the Company’s ability to consummate successful acquisitions and execute related integration, as well as factors related to the Company’s business including economic and financial market conditions generally and economic conditions in the Company’s markets; failure to keep pace with evolving technologies and difficulties integrating technologies; system failures; losses of key management personnel and the inability to attract and retain highly qualified management and personnel in the future; and the continued demand for and market acceptance of the Company’s services. For a detailed discussion of cautionary statements and risks that may affect the Company’s future results of operations and financial results, please refer to the Company’s filings with the Securities and Exchange Commission, including, but not limited to, the risk factors in the Company’s most recent Annual Report on Form 10-K and Quarterly Reports on Form 10-Q. This release reflects management’s views as of the date presented.

All forward-looking statements are necessarily only estimates of future results, and there can be no assurance that actual results will not differ materially from expectations, and, therefore, you are cautioned not to place undue reliance on such statements. Further, any forward-looking statement speaks only as of the date on which it is made, and we undertake no obligation to update any forward-looking statement to reflect events or circumstances after the date on which the statement is made or to reflect the occurrence of unanticipated events.

For more information contact:
Star Equity Holdings, Inc.	The Equity Group
Jeffrey E. Eberwein	Lena Cati
Executive Chairman	Vice President
203-489-9501	212-836-9611
admin@starequity.com	lcati@equityny.com

(Financial tables follow)

Star Equity Holdings, Inc.
Condensed Consolidated Statements of Operations
(Unaudited)
(In thousands, except for per share amounts)

	Three Months Ended March 31,

	2021	2020
Revenues:
Healthcare	$13,307	$13,675
Construction	9,047	5,484
Investments	—	31
Total revenues	22,354	19,190
Cost of revenues:
Healthcare	10,709	10,801
Construction	8,503	5,081
Investments	65	65
Total cost of revenues	19,277	15,947
Gross profit	3,077	3,243
Operating expenses:
Selling, general and administrative	5,055	4,863
Amortization of intangible assets	438	576
Gain on sale of MD Office Solutions	(847)	—
Total operating expenses	4,646	5,439
Loss from operations	(1,569)	(2,196)
Other income (expense):
Other income, net	1,255	160
Interest expense, net	(272)	(305)
Total other income (expense)	983	(145)
Loss from continuing operations before income taxes	(586)	(2,341)
Income tax expense	(2)	(27)
Loss from continuing operations, net of tax	(588)	(2,368)
Income (loss) from discontinued operations, net of tax	6,020	(585)
Net income (loss)	5,432	(2,953)
Deemed dividend on Series A redeemable preferred stock	(479)	(484)
Net income (loss) attributable to common shareholders	$4,953	$(3,437)

Net income (loss) per share—basic and diluted
Net loss per share, continuing operations	$(0.12)	$(1.15)
Net income (loss) per share, discontinued operations	$1.22	$(0.28)
Net income (loss) per share—basic and diluted	$1.10	$(1.44)
Deemed dividend on Series A cumulative perpetual preferred stock per share	$(0.10)	$(0.24)
Net income (loss) per share, attributable to common shareholders—basic and diluted:	$1.01	$(1.67)
Weighted-average shares outstanding—basic and diluted	4,916	2,055

Star Equity Holdings, Inc.
Condensed Consolidated Balance Sheets
(Unaudited)
(In thousands, except share amounts)

	March 31, 2021	December 31, 2020
Assets:
Current assets:
Cash and cash equivalents	$13,175	$3,225
Restricted cash	168	168
Accounts receivable, net	14,886	12,975
Inventories, net	9,838	9,787
Other current assets	2,738	2,025
Assets held for sale	—	20,756
Total current assets	40,805	48,936
Property and equipment, net	9,383	9,762
Operating lease right-of-use assets	2,848	1,769
Intangible assets, net	16,362	16,900
Goodwill	9,405	9,542
Other assets	2,588	1,384
Total assets	$81,391	$88,293

Liabilities, Mezzanine Equity and Stockholders’ Equity:
Current liabilities:
Accounts payable	$5,535	$4,952
Accrued compensation	3,695	2,825
Accrued warranty	180	214
Deferred revenue	2,352	2,184
Short-term debt and current portion of long-term debt	12,548	18,362
Payable to related parties	2,307	2,307
Operating lease liabilities, current portion	1,075	1,011
Other current liabilities	2,859	3,000
Liabilities held for sale	—	7,871
Total current liabilities	30,551	42,726
Long-term debt, net of current portion	1,967	3,700
Deferred tax liabilities	51	51
Operating lease liabilities, net of current portion	1,824	828
Other liabilities	1,018	1,059
Total liabilities	35,411	48,364

Preferred stock, $0.0001 par value: 10,000,000 shares authorized: 10% Series A Cumulative Redeemable preferred stock, 8,000,000 shares authorized, liquidation preference ($10.00 per share), 1,915,637 shares issued and outstanding at March 31, 2021 and December 31, 2020, respectively	21,979	21,500

Stockholders’ equity:
Common stock, $0.0001 par value: 30,000,000 shares authorized; 5,020,969 and 4,798,367 shares issued and outstanding (net of treasury shares) at March 31, 2021 and December 31, 2020, respectively	—	—
Treasury stock, at cost; 258,849 shares at March 31, 2021 and December 31, 2020, respectively	(5,728)	(5,728)
Additional paid-in capital	149,283	149,143
Accumulated deficit	(119,554)	(124,986)

Total stockholders’ equity	24,001	18,429
Total liabilities, mezzanine equity and stockholders’ equity	$81,391	$88,293

Star Equity Holdings, Inc.
Reconciliation of Non-GAAP Financial Measures
(Unaudited)
(In thousands, except per share amounts)

	Three Months Ended March 31,
	2021	2020

Net loss from continuing operations	$(588)	$(2,368)
Acquired intangible amortization	438	576
Unrealized gain on equity securities (1)	(23)	26
Litigation costs (2)	2	160
MDOS gain (3)	(847)	—
Tenant receivable (4)	323	—
Write-off of Star Real Estate Holding assets	—	135
Transaction cost (5)	—	115
Financing cost (6)	132	—
COVID -19 Protection Equipment (7)	38	—
SBA PPP Loan forgiveness (8)	(1,220)	—
Income tax expense	2	27
Non-GAAP adjusted net loss from continuing operations	$(1,743)	$(1,329)

Net loss per diluted share from continuing operations	$(0.12)	$(1.15)
Acquired intangible amortization	0.09	0.28
Unrealized gain on equity securities (1)	—	0.01
Litigation costs (2)	—	0.08
MDOS gain (3)	(0.17)	—
Tenant receivable (4)	0.07	—
Write-off of Star Real Estate Holding assets	—	0.07
Transaction cost (5)	—	0.06
Financing cost (6)	0.03	—
COVID -19 Protection Equipment (7)	0.01	—
SBA PPP Loan forgiveness (8)	(0.25)	—
Income tax expense	—	0.01
Non-GAAP adjusted net loss per basic and diluted share from continuing operations (9)	$(0.35)	$(0.65)
(1)Reflects change in fair value of investments in equity securities.
(2)Reflects one time litigation costs.
(3)Reflects the gain from the sale of MDOS.
(4)Reflects one time write off in uncollectible tenant receivable.
(5)Reflects legal and other costs related to the ATRM merger and holding company conversion.
(6)Reflects financing costs from our credit facilities.
(7)Reflects purchases related to COVID -19 Protection Equipment.
(8)Reflects the forgiveness of the Paycheck Protection Program.
(9)Per share amounts are computed independently for each discrete item presented. Therefore, the sum of the quarterly per share amounts will not necessarily equal to the total for the year, and sum of individual items may not equal the total.

Star Equity Holdings, Inc.
Reconciliation of Non-GAAP Financial Measures
(Unaudited)
(In thousands)

For The Three Months Ended March 31, 2021	Diagnostic Services	Diagnostic Imaging	Construction	Investments	Star Equity Corporate	Total

Net income (loss) from continuing operations	$877	$(232)	$(354)	$(83)	$(796)	$(588)
Depreciation and amortization	290	67	479	65	—	901
Interest expense	18	57	197	—	—	272
Income tax expense	2	—	—	—	—	2
EBITDA from continuing operations	1,187	(108)	322	(18)	(796)	587

Unrealized gain on equity securities (1)	—	—	—	—	(23)	(23)
Litigation costs (2)	—	—	—	—	2	2
Stock-based compensation	29	49	—	—	51	129
MDOS gain (3)	(847)	—	—	—	—	(847)
Tenant receivable (4)	—	—	323	—	—	323
Financing cost (6)	—	42	90	—	—	132
COVID-19 Protection Equipment (7)	36	2	—	—	—	38
SBA PPP Loan forgiveness (8)	—	—	(1,220)	—	—	(1,220)
Non-GAAP adjusted EBITDA from continuing operations	$405	$(15)	$(485)	$(18)	$(766)	$(879)

For The Three Months Ended March 31, 2020	Diagnostic Services	Diagnostic Imaging	Construction	Investments	Star Equity Corporate	Total

Net income (loss) from continuing operations	$75	$147	$(1,503)	$(52)	$(1,035)	$(2,368)
Depreciation and amortization	329	63	572	65	—	1,029
Interest expense	20	26	259	—	—	305
Income tax expense	—	26	1	—	—	27
EBITDA from continuing operations	424	262	(671)	13	(1,035)	(1,007)

Unrealized gain on equity securities (1)	—	—	—	—	26	26
Litigation costs (2)	—	—	—	—	160	160
Stock-based compensation	34	60	—	—	12	106
Write off of Star Real Estate Holding Assets	—	—	—	—	135	135
Transaction cost (5)	—	—	—	—	115	115
Non-GAAP adjusted EBITDA from continuing operations	$458	$322	$(671)	$13	$(587)	$(465)
(1)Reflects change in fair value of investments in equity securities.
(2)Reflects one time litigation costs.
(3)Reflects the gain from the sale of MDOS.
(4)Reflects one time write off in uncollectible tenant receivable.
(5)Reflects legal and other costs related to the ATRM merger and holdings company conversion.
(6)Reflects financing costs from our credit facilities.
(7)Reflects purchases related to COVID -19 Protection Equipment.
(8)Reflects the forgiveness of the Paycheck Protection Program.

Star Equity Holdings, Inc.
Supplemental Debt Information
(Unaudited)
(In thousands)
A summary of the Company’s credit facilities and related party notes are as follows:

	March 31, 2021		December 31, 2020
	Amount	Weighted-Average Interest Rate	Amount	Weighted-Average Interest Rate
Revolving Credit Facility - Gerber KBS	$2,672	6.00%	$1,099	6.00%
Revolving Credit Facility - Gerber EBGL	1,969	6.00%	2,016	6.00%
Revolving Credit Facility - SNB	5,000	2.61%	12,710	2.64%
Total Short-term Revolving Credit Facility	$9,641	4.24%	$15,825	3.30%
Gerber - Star Term Loan	$271	6.25%	$262	6.75%
Premier - Term Loan	335	5.75%	419	5.75%
Total Short Term Debt	$606	5.97%	$681	6.13%
Short-term Paycheck Protection Program Notes	$2,301	1.00%	$1,856	1.00%
Short-term debt and current portion of long-term debt	$12,548	3.73%	$18,362	3.17%

Gerber - Star Term Loan	$985	6.25%	$1,058	6.75%
Premier - Term Loan	324	5.75%	321	5.75%
Total Long Term Debt	$1,309	6.13%	$1,379	6.52%
Long-term Paycheck Protection Program Notes	$658	1.00%	$2,321	1.00%
Long-term debt, net of current portion	$1,967	4.41%	$3,700	3.06%

LSV Co-Invest I Promissory Note (“January Note”)	$709	12.00%	$709	12.00%
LSV Co-Invest I Promissory Note (“June Note”)	1,220	12.00%	1,220	12.00%
LSVM Note	378	12.00%	378	12.00%
Total Notes Payable To Related Parties	$2,307	12.00%	$2,307	12.00%

Total Debt	$16,822	4.94%	$24,369	3.99%

Term Loan Facilities
The following table presents the Star and Premier term loans balance net of unamortized debt issuance costs as of March 31, 2021 (in thousands):

March 31, 2021
Amount
Gerber - Star Term Loan	$1,533
Premier - Term Loan	659
Total Principal	2,192
Unamortized debt issuance costs	(277)
Total	$1,915

Star Equity Holdings, Inc.
Supplemental Segment Information
(Unaudited)
(In thousands)

	Three Months Ended March 31,
	2021	2020
Revenue by segment:
Diagnostic Services	$10,239	$10,814
Diagnostic Imaging	3,068	2,861
Construction	9,047	5,484
Investments	—	31
Consolidated revenue	$22,354	$19,190

Gross profit by segment:
Diagnostic Services	$1,608	$2,005
Diagnostic Imaging	990	869
Construction	544	403
Investments	(65)	(34)
Consolidated gross profit	$3,077	$3,243

Income (loss) from continuing operations by segment:
Diagnostic Services	$859	$59
Diagnostic Imaging	(22)	(267)
Construction	(1,547)	(1,300)
Investments	76	(54)
Star Corporate expenses	(935)	(634)
Segment loss from operations	$(1,569)	$(2,196)

Depreciation and amortization by segment:
Diagnostic Services	$290	$329
Diagnostic Imaging	67	63
Construction	479	572
Investments	65	65
Total depreciation and amortization	$901	$1,029